EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Heat Biologics, Inc.

Durham, North Carolina

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 18, 2016, relating to the consolidated financial statements of Heat Biologics, Inc., which are contained in that Prospectus.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Raleigh, North Carolina

February 26, 2016